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                                                                    EXHIBIT 8(a)

                                     FORM OF
                 AMENDMENT TO CUSTODIAN ADMINISTRATION AGREEMENT


         This AMENDMENT, dated as of the _____ day of _______, 1998, is made by and between Alleghany Funds (formerly known as CT&T Funds), a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Bankers Trust Company ("Bankers Trust") (collectively, the "Parties").

                                WITNESSETH THAT:
         WHEREAS, the Trust and Bankers Trust have entered into an agreement dated June 1, 1997, wherein Bankers Trust has agreed to provide certain custody administration services to the Trust ("Custodian Agreement"); and
         WHEREAS, the Parties wish to amend the Custodian Agreement to include under its terms an additional separate series of shares identified as:  Chicago Trust Small Cap Growth Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Custodian Agreement in the form attached hereto as Schedule "A".
         This Amendment shall take effect upon the date which the amendment to the registration statement of the Trust registering Chicago Trust Small Cap Growth Fund becomes effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one type written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Alleghany Funds                                    Bankers Trust Company


By:  Kenneth C. Anderson, President                           By:


Attest:  Gerald F. Dillenburg, V.P.                           Attest:



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                                   EXHIBIT "A"

                           AS OF _______________, 1998


To Custodian Agreement dated as of June 1, 1997 between Bankers Trust Company and CT&T Funds (now known as Alleghany Funds).


                               LIST OF PORTFOLIOS

The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referenced Custodian Agreement.


                                    Montag & Caldwell  Growth Fund Chicago Trust
                                    Growth & Income  Fund  Chicago  Trust  Talon
                                    Fund Chicago Trust  Balanced Fund  (formerly
                                    known  as  Chicago  Trust  Asset  Allocation
                                    Fund)  Montag  &  Caldwell   Balanced   Fund
                                    Chicago   Trust  Bond  Fund  Chicago   Trust
                                    Municipal  Bond  Fund  Chicago  Trust  Money
                                    Market Fund  Chicago  Trust Small Cap Growth
                                    Fund


Dated as of:  _________, 1998                                   ALLEGHANY FUNDS

                                                                  By:
                                                                  Name:
                                                                  Title:


                                                          BANKERS TRUST COMPANY


                                                                  By:
                                                                  Name:
                                                                  Title: